Exhibit 23.1  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement (relating to the Merisel, Inc. 401(k) Retirement Savings Plan) of Merisel, Inc. on Form S-8 of our report dated April 14, 1997, appearing in the Annual Report on Form 10-K of Merisel, Inc. for the year ended December 31, 1996.

/s/Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP

Los Angeles, California

January 20, 1998